Exhibit 10.52
CEO Variable Pay Ranges Under 2008 Annual Incentive Program
On March 13, 2008, on the recommendation of our Human Resources and Compensation Committee, the independent members of our Board of Directors approved, in respect of our Chairman, President and Chief Executive Officer, Thomas E. Gardner, variable pay payout ranges under our 2008 Annual Incentive Program of 25% at threshold achievement of the 2008 corporate performance objectives, 50% at Target achievement and 75% at Stretch achievement.